Exhibit 99.1

GEOSPATIAL HOLDINGS ANNOUNCES CHANGES TO MANAGEMENT AND BOARD OF DIRECTORS

PITTSBURGH, PA — April 23rd, 2010 – Geospatial Holdings, Inc. (OTC BB: GSPH), an innovative provider of technologies involving infrastructure services and 3D mapping of both above ground and below ground pipelines and other infrastructure, announced various changes today to its management team and Board of Directors.

On April 16th, 2010 the following changes were placed in effect:

David Vosbein resigned as President and a member of the Board.

Mark Smith was appointed President by the company’s Board of Directors. Mr. Smith will retain his positions as Chairman and Chief Executive Officer, which he has held since the company’s inception in 2006. Prior to joining Geospatial Holdings, Mr. Smith was a founder of Underground Solutions, Inc., an infrastructure technology company that developed pipeline technologies. He served as President and Chief Executive Officer of the firm from 1998 to 2005 and as Chairman through 2006.

Tom Ridge, President and CEO of Ridge Global and the first secretary of the U.S. Department of Homeland Security and former governor of Pennsylvania, has been added to the company’s Board of Directors.

Timothy F. Sutherland, Chairman and CEO of Pace Global, has also been added to the Company’s Board of Directors.

Mr. Smith, the company’s Chairman and CEO stated, “These management changes will position the company to address the many opportunities we see as we continue to emerge as a leading technology provider to the infrastructure industry.”

About Geospatial Holdings, Inc.

Geospatial Holdings, Inc. through its wholly-owned subsidiary Geospatial Mapping Systems, Inc., doing business as Geospatial Corporation, utilizes proprietary technologies to determine the accurate location and position of underground pipelines, conduits and other underground infrastructure data. This information allows Geospatial to create accurate (3D) three-dimensional digital maps and models of all underground infrastructure for use in the energy, telecom, electrical distribution, industrial, municipal, and government sectors. To learn more, please visit www.GeospatialHoldings.com.

Geospatial Safe Harbor Statement

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company’s products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, economic conditions in the industry and the financial strength of the Company’s customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

About Pace Global

Since 1976, Pace Global has pioneered energy and carbon management services that provide strategic direction to industrial, manufacturing, and large commercial companies as well as public and institutional entities. Its innovative services support the execution of business strategies, complex energy transactions, asset development, and operations in over 40 countries on six continents. Headquartered outside Washington, D.C. with offices worldwide, Pace Global represents clients in all segments of the energy value chain from exploration, production, and generation through transportation and distribution down to end-use consumption. For more information, please visit Pace Global on the web www.paceglobal.com.

About Ridge Global

Headquartered in Washington, D.C., Ridge Global provides strategic and operational services that advance the security and economic interests of businesses and governments worldwide. Led by The Honorable Tom Ridge, the first secretary of the U.S. Department of Homeland Security and former governor of Pennsylvania, Ridge Global offers international expertise in risk management and global trade security, emergency preparedness and response, strategic business generation, crisis management, technology integration, event security and more. For further information, please visit www.ridgeglobal.com.

CONTACT INFORMATION:

Geospatial Holdings, Inc.	Pace Global	Ridge Global
Contact: Mark Smith	Contact: Mark Eisenhower	Contact: S. Michele Nix
Phone: 724.353.3410	Phone: 703.539.1136	Phone: 202.833.2008

The Investor Relations Group

Jason Strominger, Adam Holdsworth, or Robin O’Malley (Investor Relations)

Phone: 212.825.3210